Exhibit 5.1
[S&R Associates Letterhead]
July 15, 2009
Sterlite Industries (India) Limited
Vedanta, 75 Nehru Road
Vile Parle (East)
Mumbai, Maharashtra 400 099
India
Re: Sterlite Industries (India) Limited; Registration Statement on Form F-3
Dear Ladies and Gentlemen:
We have acted as special Indian legal counsel to Sterlite Industries (India) Limited (the “Company”), a company incorporated in the Republic of India, in connection with the Company’s filing on the date hereof of a registration statement on Form F-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration for issue and sale by the Company of equity shares of the Company of par value Rs. 2 per share (the “Shares”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Each of the Shares being so registered is represented by one American Depositary Share. This opinion is being provided at your request in connection with the filing of the Registration Statement.
In rendering the opinion expressed herein, we have examined the Registration Statement and such other documents, records and matters of law as we have deemed necessary for the purposes of this opinion.
In rendering the opinion expressed herein, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters and have assumed without any independent investigation: (a) each person who is a signatory to any document has the requisite legal capacity to execute such document, (b) that the signatures on all documents examined by us are genuine, (c) the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, electronic, scanned, photostatic or facsimile copies and (d) the correctness of public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities.
This opinion is limited to the laws of the Republic of India. We do not express any opinion with respect to the laws of any jurisdiction other than the Republic of India.
Based on the foregoing and subject to the limitations, qualifications, expressions and assumptions set forth herein, we are of the opinion that the Shares to be issued by the Company subsequent to the date of this opinion, upon (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), having become effective under the Securities Act, and the prospectus supplement with respect to the Shares having been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (b) the taking of all necessary corporate action by the Company to approve the issuance and allotment of, and the terms of the offering of the Shares in compliance with applicable law, regulation and contract, (c) the receipt by the Company of the issue price in respect of the Shares issued and allotted (not less than the par value of such Shares) and (d) the issuance of a duly executed certificate representing the Shares and the payment of appropriate stamp duty in respect thereof, will be validly issued, fully paid-up and non-assessable.
The foregoing opinion is rendered as of the date hereof. We assume no obligation for updating this opinion to take into account any event, action, interpretation or change of law occurring subsequent to the date hereof that may affect the opinion expressed herein. Our opinion is limited to that expressly set forth herein, and we express no opinion by implication.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the caption “Legal Matters” in the prospectus included in the Registration Statement, but in giving such consent do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder or an “expert” for the purposes of any law or regulation.
Very truly yours,
/s/ S&R Associates